UNITED STATES	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): __________

SOLAR ACQUISITION CORP
(Exact name of registrant as specified in its charter)

FLORIDA
State or Other Jurisdiction of Incorporation

000-24835	20-5080271
(Commission File Number)	(IRS Employer Identification Number)

215  Dino Drive, Ann Arbor, MI 48103
(Address of principal executive offices) (Zip Code)

(734) 320-7628
Registrant’s telephone number, including area code
_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Nano CP, LLC

On March 24, 2011 the company closed a series of transactions with Nano CP, LLC, a Florida limited liability company (“Nano”), WATT Fuel Cell Corp, a New York corporation (“WATT”), and Evolution Fuel Cell, Inc., a Delaware corporation (“Evolution”) whereby the Company simultaneously acquired assets for the development of solid oxide fuel cells and created two (2) subsidiaries capitalized by the equipment and intellectual property, CP SOFC Equipment, LLC and CP SOFC IP, LLC, respectively.  The subsidiaries, wholly owned by the Company, in turn, have leased the equipment to WATT and have licensed the intellectual property to WATT and Evolution, with conflicts resolved through  a cross licensing agreement between WATT and Evolution.  As consideration for the assets purchased from Nano, the Company has made a promissory note for three million three hundred thousand dollars ($3,300,000.00) and issued exactly one million (1,000,000) preferred shares, convertible at 100:1, common for preferred.  As consideration for the leasing and licensing, the Company shall receive exactly five percent (5%) of WATT outstanding and issued shares and thirty five percent (35%) of the outstanding and issued shares of Evolution.  The Company also maintains an option to purchase from WATT sixteen percent (16%) of Evolution for exactly one million one hundred two hundred fifty thousand (1,250,000) shares of the Company’s common stock, if certain triggering events occur, including the appointment of Dr. Caine Finnerty to the Board of Directors of the Company.   The contract was negotiated by the Board of Directors and the valuation was set arbitrarily.  The Company has valued the transaction at sixteen million three hundred thousand dollars ($16,300,000.00) based on discounts, market saturation and restrictions on the shares issued.  In calculating the purchase price, the Company, sought guidance from our accountants in determining appropriate values for our restricted common stock when used as consideration in transactions and was provided with a discount range of 60%-110% based on the restricted nature of the securities (10%-20%), the impact on marketability of the unregistered nature of the securities (10%-30%), and market saturation given trading volumes (40%-60%). In this particular transaction the total applied discount was 96.94%, within the range provided by our accountants guidance.

Global Natural Energy, Ltd.

On March 24, 2011 the Company entered into a Joint Venture with Global Natural Energy, Limited, a corporation duly formed in the Republic of Cyprus (“GNE”)  to develop algae farms in the United States.  The Master Agreement stipulates the creation of the entity, GNE-USA, Inc., an Arkansas based company that will lead the algae production efforts, whereby the Company shall retain fifty one percent (51%) and GNE shall retain forty nine percent (49%) of the outstanding shares of the subsidiary .  Said subsidiary has been created.  As part of the transaction, the Company issued exactly two million (2,000,000) shares of restricted common stock of the Company.  Chaim Lieberman was appointed as President of GNE-USA.   The contract was negotiated by the Board of Directors and the valuation was set arbitrarily.  The Company has valued the transaction at one million two hundred seventy five thousand  dollars ($1,275,000) based on discounts, market saturation and restrictions on the shares issued.  In calculating the purchase price, the Company, sought guidance from our accountants in determining appropriate values for our restricted common stock when used as consideration in transactions and was provided with a discount range of 60%-110% based on the restricted nature of the securities (10%-20%), the impact on marketability of the unregistered nature of the securities (10%-30%), and market saturation given trading volumes (40%-60%). In this particular transaction the total applied discount was 85%, within the range provided by our accountants guidance.

Solar Teyin, S.L.

On March 25, 2011 the Company closed an Asset Purchase Agreement with Solar Teyin, S.L., a limited liability company formed in the Kingdom of Spain (“Solar Teyin”) related to the production and distribution of portable solar lighting units.  The Asset Purchase Agreement stipulates the creation of an entity to oversee the operations of all things related to the solar lighting technology.  The Company shall maintain eighty percent (80%) of the subsidiary while the remaining twenty percent (20%) shall be held evenly by Mr. Joseph Keppeln and Mr. Jose Campaña.  As consideration for the transaction, the company issued exactly one million five hundred thousand (1,500,000) shares to Solar Teyin, S.L. who has opted to assign the shares directly to Mr. Joseph Keppeln and Mr. Jose Campaña, equally.   The contract was negotiated by the Board of Directors and the valuation was set arbitrarily.  The Company has valued the transaction at nine hundred fifty six thousand two hundred fifty dollars ($956,250.00) based on discounts, market saturation and restrictions on the shares issued.  In calculating the purchase price, the Company, sought guidance from our accountants in determining appropriate values for our restricted common stock when used as consideration in transactions and was provided with a discount range of 60%-110% based on the restricted nature of the securities (10%-20%), the impact on marketability of the unregistered nature of the securities (10%-30%), and market saturation given trading volumes (40%-60%). In this particular transaction the total applied discount was 85%, within the range provided by our accountants guidance.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

Under the terms of the Asset Purchase Agreement closed on March 24th, 2011 acknowledged under Item 1.01 herein, the Company purchased the equipment and intellectual property related to solid oxide fuel cell technology from Nano CP, LLC.  In addition, under the terms of the Joint Venture Master Agreement signed March 24, 2011 acknowledged under Item 1.01 herein, the Company has entered into the joint venture for the growth of algae. Under the terms of the Asset Purchase Agreement closed on March 25,2011 acknowledged under Item 1.01 herein, the Company has purchased certain assets related to portable solar lighting systems.

Material relationships:

Named Shareholder	Shares issued Pursuant to the Acquisition of Assets	Material Relationship

Nano CP, LLC	1,000,000 Preferred	Becomes a holder of all preferred shares of the Company with the option to convert 1:100, preferred to common.

Jason T. Wynn	1,470,000	Mr. Wynn is the manager of Nano CP, LLC, as such he, a shareholder of the Company, and representative for Nano CP, LLC has material relationship to the transaction.

Global Natural Energy, Ltd.	2,000,000
GNE will hold exactly 9.76% of the outstanding and issued common shares.  Additionally, GNE  holds 49% of the outstanding and issued shares of the Company’s subsidiary, GNE-USA, Inc.  Chaim Lieberman, CEO of GNE, shall sit as President of GNE-USA, Inc.

Joseph Keppeln	750,000	Mr. Keppeln will hold exactly 3.66% of the outstanding and issued common shares. Additionally, Mr. Keppeln will hold 10% of the outstanding and issued shares of the Company’s to be created subsidiary.

Jose Campaña	750,000	Mr. Campaña will hold exactly 3.66% of the outstanding and issued common shares. Additionally, Mr. Campaña will hold 10% of the outstanding and issued shares of the Company’s to be created subsidiary.

ITEM 3.02 Unregistered Sales of Equity Securities.

Nano CP, LLC

Under the terms of the Asset Purchase Agreement between the Company and Nano CP, LLC, closed on March 24, 2011, acknowledged under Item 1.01, the Company has issued exactly one million (1,000,000) preferred shares to be paid as part consideration for the assets related to solid oxide fuel cells as described in the Asset Purchase Agreement attached hereto.  The preferred shares are convertible at 1:100 preferred for common with no voting rights.

Global Natural Energy, Ltd.

Under the terms of the Master Joint Venture Agreement between the Company and Global Natural Energy, Ltd. signed on March 24, 2011 acknowledged under Item 1.01, the Company has issued exactly two million (2,000,000) shares to be paid as consideration for participation in the Joint Venture as described in the Master Agreement attached hereto with no terms of conversion  or exercise otherwise.

Solar Teyin, S.L.

Under the terms of the Asset Purchase Agreement between the Company and Solar Teyin, S.L., closed on March 25, 2011, acknowledged under Item 1.01, the Company has issued exactly one million five hundred thousand (1,500,000) shares to be paid as consideration for the assets as described under the Asset Purchase Agreement attached hereto with the no terms of conversion or exercise otherwise.

ITEM 5.01 Changes in Control of the Registrant.

Although at the time of the transaction there is no change in control of the Company, under the terms of the Asset Purchase Agreement between the Company and Nano CP, LLC, closed on March 24, 2011, acknowledged under Item 1.01 herein,  one million (1,000,000) shares of preferred shares, convertible to common shares at 100:1, common for preferred were paid as consideration by the Company.  Upon exercise of said conversion, control of the Company could potential change.  As such the Company hereby discloses the potential for such change.

Nano CP, LLC, as of March 24, 2011 holds one million (1,000,000) shares of preferred stock, convertible 100:1, common for preferred.  The shares were issued as part of the consideration paid for the assets, physical and intellectual property, related to solid oxide fuel cells.  Currently, no change in control has occurred, however, upon exercise of the conversion sufficient to change control, Nano CP, LLC would be deemed in control of the Company, and all current shareholders could relinquish any definition of control upon full exercise of the conversion.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Purchase and Sale of Assets Agreement between Nano CP, LLC and Solar Acquisition Corp.

10.2	Master Agreement between Global Natural Energy Limited and Solar Acquisition Corp.

10.3	Purchase and Sale of Assets Agreement between Solar Teyin, S.L. and Solar Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ACQUSITION CORP.
(Registrant)
Date: April 13, 2011
/s/
(Signature)

*Print name and title of the signing officer under his signature.